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                                                                     Exhibit 5.1




21 March 2003

Montpelier Re Holdings Ltd.
Mintflower Place
8 Par-La-Ville Road
Hamilton  HM 08
Bermuda



Dear Sirs

Montpelier Re Holdings Ltd. (the "Company")


We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-8 filed with the Securities and Exchange Commission (the "Commission") on 21 March 2003 (the "Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the registration under the United States Securities Act of 1933, as amended, (the "Securities Act") of 2,550,000 common shares, par value US 1/6 cent per share (the "Common Shares"), issuable pursuant to the Company's Share Option Plan (the "Plan").

For the purposes of giving this opinion, we have examined a copy of the Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company, each certified by the Secretary of the Company on 19 March 2003, copies of minutes of meetings of the Board of Directors of the Company held on 8 January 2002 and 21 May 2002, unanimous written resolutions of the Board of Directors of the Company effective 8 July 2002, minutes of a meeting of the Members of the Company held on 8 July 2002, unanimous written resolutions of the Pricing Committee and the Compensation and Nominating Committee (formerly known as the Compensation Committee) of the Board of Directors of the Company each effective 20 September 2002, and minutes of a meeting of the Compensation and Nominating Committee of the Board of Directors of the Company held on 27 February 2003, each certified by the Secretary of the Company on 19 March 2003 (together, the "Resolutions") and such other documents and made such enquires as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that

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Letter to Montpelier Re Holdings Ltd.
21 March 2003
Page 2



draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (d) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (e) that the Resolutions remain in full force and effect and have not been rescinded or amended, (f) that, upon the issue of any Common Shares, the Company will receive consideration equal to at least the par value thereof, (g) that at the time of issue of any Common Shares, the BMA will not have revoked or amended its consent to the issue of the Common Shares.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is addressed to the Company solely for the benefit of the Company and for the purpose of the issuance of the Common Shares as described in the Registration Statement and is neither to be transmitted to any other person, or relied upon by any other person or for any other purpose nor quoted nor referred to in any public document nor filed with any governmental agency or person without our prior written consent.

On the basis of, and subject to, the foregoing, we are of the opinion that:

1. The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda government authority or to pay any Bermuda government fees or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2. When issued and paid for in accordance with the terms of the Plan, the Common Shares will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully



CONYERS DILL & PEARMAN